JOINT FILER INFORMATION

NAME:            Frost Gamma Investments Trust
ADDRESS:   4400 Biscayne Blvd
    Miami, FL 33137

Designated Filer:  Phillip Frost, M.D.

Issuer and Ticker Symbol:  IVAX  CORPORATION.

Date of Event Requiring
Statement:   January 12 , 2005

FROST GAMMA INVESTMENTS TRUST

 by:           /s/ Phillip Frost, M.D.
  Phillip Frost, M.D., Trustee